Exhibit 9.7

                        FIRST AMENDMENT TO THE
                       GERRITS SHAREHOLDER GROUP
                        VOTING TRUST AGREEMENT
                         DATED APRIL 27, 1987


          AMENDMENT TO VOTING TRUST AGREEMENT dated as of July __, 1995, by and among the undersigned holders of certain shares of stock of PEPSI-COLA PUERTO RICO BOTTLING COMPANY, a Delaware Corporation (the "Corporation") (the undersigned shareholders of the Corporation are hereinafter referenced to individually as a "Shareholder", and collectively as "Shareholders"), and Michael J. Gerrits and his successor in trust, as trustee (hereinafter referred to as the "Trustee").

                       W I T N E S S E T H :

          WHEREAS, the Trustee and the Shareholders entered into a Voting Trust Agreement dated April 27, 1987 (the "Agreement") to secure competent management for the Corporation and to assure the stability and continuity of policy, management and control of the Corporation; and

          WHEREAS, the parties hereto desire to amend the Agreement for the purposes set forth herein.

          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. The Shareholders and the Trustee hereby acknowledge and agree that the definition of "Stock" set forth in the Recitals in the Agreement is hereby amended to include the shares of Class A Common Stock of the Corporation, the shares of Class B Common Stock of the Corporation and such other class or classes of equity securities which the Corporation may issue from time to time.

          2. Pursuant to the terms of Section 9B of the Agreement, the duration of the Agreement shall be extended for an additional period of ten
(10) years from the date hereof, unless terminated prior to the end of such term upon the occurrence of any of the following events:

          (i) the termination of the Exclusive Bottling Appointment dated April 27, 1987, as amended, between the Corporation and PepsiCo, Inc.; or

          (ii) the termination of the Shareholders Agreement dated April 27, 1987, as amended, between certain shareholders of the Corporation; or

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          (iii)     the Shareholders,  or  their  permitted  successors  or
                    assigns, cease to be holders of record of any shares of Stock of the Corporation which are held in trust under the Agreement.

          IN WITNESS WHEREOF, the Shareholders party hereto and the Trustee have hereunto set their hands as of the date first above written.

                              TRUSTEE:
                              _______

                              /S/ MICHAEL J. GERRITS
                              ---------------------------------------------
                              Michael J. Gerrits, as Trustee


                              SHAREHOLDERS:
                              ____________


                              /S/ MICHAEL J. GERRITS
                              ---------------------------------------------
                              Michael J. Gerrits
                              Investments Limited


                              /S/ PATRICK T. GERRITS
                              ---------------------------------------------
                              Patrick T. Gerrits
                              Irrevocable Trust

                              /S/ PATRICK T. GERRITS
                              ---------------------------------------------
                              Patrick T. Gerrits Settlement


                              /S/ CHRISTINE M. GERRITS
                              ---------------------------------------------
                              Christine M. Gerrits
                              Irrevocable Trust


                              /S/ ANNE GERRITS
                              ---------------------------------------------
                              Anne Gerrits Trust



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                              /S/ JAMES C. KEAVNEY and LAURE L. KEAVNEY
                              ---------------------------------------------
                              James C. Keavney and
                              Laure L. Keavney


                              /S/ JAMES C. KEAVNEY
                              ---------------------------------------------
                              James C. Keavney, as Trustee
                              of the Laure L. Keavney IGST


                              /S/ LAURE L. KEAVNEY
                              ---------------------------------------------
                              Laure L. Keavney, as Trustee
                              of the James C. Keavney IGST


                               /S/ JAMES O'BRIEN PER. REP.
                              ---------------------------------------------
                              The Estate of James O'Brien


                              /S/ WILLIAM A. PROULX
                              ---------------------------------------------
                              William A. Proulx


                              /S/ RONALD ROBSON
                              ---------------------------------------------
                              Ronald Robson


                              /S/ THOMAS J. LAWLESS
                              ---------------------------------------------
                              Thomas J. Lawless






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